      As filed with the Securities and Exchange Commission on July 18, 2002



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934

                          Date of Report: June 11, 2002
                        (Date of earliest event reported)



                     SECURITY ASSOCIATES INTERNATIONAL, INC.
             (Exact name of registrant as specified in the charter)

          Delaware                     000-20870                 87-0467198
(State or other Jurisdiction     (Commission File No.)          (IRS Employer
      of incorporation)                                     Identification No.)



                  2101 South Arlington Heights Road, Suite 150
                     Arlington Heights, Illinois 60005-4142
                    (Address of Principal Executive Offices)

                                 (847) 956-8650
               (Registrant's telephone number including area code)

                                       n/a
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

On June 30, 1999, SAI sold its portfolio of 27,000 retail subscriber accounts to Security Alarm Financing Enterprises ("SAFE") for $22,800,000. At that time, SAI also entered into an agreement to refer additional purchase and loan transactions during a specified period following the sale. If certain minimum performance criteria were satisfied, a note to SAFE in the amount of $1,800,000 bearing 8% interest was to have been deemed paid in full. A dispute arose as to:
(1) whether SAI had fulfilled its obligations under the agreement, and (2) whether SAFE met all of its contractual commitments. SAI and SAFE have entered into a binding arbitration process before the American Arbitration Association in regard to these matters. SAFE filed its claim on July 3, 2001, and SAI filed its response on August 1, 2001. SAFE claimed $2,500,000 as principal and interest on the note (through April 15, 2002) plus $3,000,000 in additional damages based on various other breaches of the asset purchase agreement, relating to reprogramming expenses and the adequacy of SAI's disclosures in addition to unspecified consequential damages. SAI asserted that no amount is due under the note and that SAI did not breach any of the provisions of the asset purchase agreement as to which SAFE had made claims. SAI counterclaimed and was seeking in excess of $2,000,000 in damages based on SAFE's breaches of its obligations under the asset purchase agreement in failing to use SAI's central stations as SAFE's preferred provider of monitoring services, failure to abide by certain conditions related to SAI's monitoring agreement and failure to pay monitoring and other fees.

On June 11, 2002 SAI and SAFE settled all of the above claims for 2.5 million. Of that amount, $1.8 million will be paid in cash installments over a twelve-month period. SAI will continue to monitor SAFE's accounts and the parties have agreed that, rather than disburse funds to satisfy the amounts due each other, the remainder of the settlement ($700,000) will be satisfied by applying amounts due from SAFE for past and future services. At current revenue levels the remaining portion of the settlement ($700,000) will be satisfied by November 2002. Additionally, SAI must continue to reprogram accounts on to a telephone line owned by SAFE by October 2002. The costs of such reprogramming expenses have been previously provided for by SAI.

Security Associates provides security alarm monitoring services to residences and businesses, including more than 300,000 subscribers, through a nationwide network of 2,500+ independent security alarm installing and servicing dealers; the largest independent dealer network in the country.

Certain statements contained herein that are not historical facts constitute "forward-looking statements" within the meaning of the Federal Securities Laws. In addition, when used herein the words "anticipates," "intends," "seeks," "believes," "estimates," "plans," "expects" and similar expressions as they relate to Security Associates or its management are intended to identify such forward-looking statements. Such statements are subject to a number of risks and uncertainties. Security Associates' actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, adverse economic conditions, changes in corporate strategy, availability of capital and intensifying competition. Security Associates undertakes no obligation to revise these forward-looking statements to reflect any future events or circumstances.


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

Investor Relations Contact:             Industry Contact:
John Aneralla                           Steve Rubin
Buttonwood Advisory Group, Inc.         Security Associates International, Inc.
Phone: (800) 940-9087                   Phone: (800) 323-7601




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

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Security Associates International, Inc.
                                                      (Registrant)

                                        By: /s/ RAYMOND GROSS
                                            ------------------------------------
                                            Raymond Gross
                                            President, Chief Executive Officer

Date: July 18, 2002




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